EXHIBIT (E)(6)


                           SUB-DISTRIBUTION AGREEMENT


Dear Sir or Madam:

         Forum Fund Services, LLC is one of the principal underwriters of Forum Funds (the "Trust") and distributes shares of certain of the series of the Trust (each a "Fund" and collectively the "Funds") pursuant to our Distribution Services Agreement with the Trust and, in the case of certain other classes of shares of certain of the Funds, pursuant to a distribution plan adopted by each of those Funds (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "Act"). We are authorized to act as agent of the Trust, on behalf of each Fund, to offer, and to solicit offers to subscribe to, unsold shares of the Funds. We intend to act solely in that agent capacity for purposes hereof, but under no circumstances are you authorized to act as agent of the Funds. You shall instead act as our agent as provided herein.

         We invite you to participate in the distribution of the shares of the Funds, subject to the terms of this Agreement. In addition, as our agent we authorize you to solicit and enter into Selected Dealer Agreements ("SDA") with broker-dealers in the form attached hereto as Exhibit A (each an "SDA Broker").

         1. You are to offer and sell shares of a Fund only at the public offering price, which shall be currently in effect in accordance with the terms of the then current prospectus of the Fund. You agree to act only as principal in such transactions and shall not have authority to execute trades as agent for the Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.

         2. On each purchase of shares by you from us, the total sales charge and discount to selected dealers shall be as stated in the Fund's then current prospectus. Such sales charge and discount are subject to reductions under a variety of circumstances as described in the Fund's then current prospectus. To obtain these reductions, we must be notified when a sale takes place that would qualify for the reduced charge. There is no sales charge or discount to selected dealers on the reinvestment of dividends or distributions.

         3. Pursuant to this Agreement you are hereby authorized (i) to place orders with each Fund for its shares to be resold by us to you subject to the applicable terms and conditions set forth in the Fund's then current prospectus governing the placement of orders by us and compensation and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Fund's then current prospectus. In addition, you are hereby authorized by us to answer phones for, and respond to, customer inquiries regarding the Funds and to distribute the Funds' prospectuses to the general public and SDA Brokers.

         4. Repurchases of shares will be made at the net asset value of such shares and subject to any applicable contingent deferred sales charge in accordance with the Fund's then current prospectus.

         5. You represent and warrant that you are a registered broker or dealer pursuant to the Securities and Exchange Act of 1934 ("1934 Act"), and a member of the National Association of Securities Dealers, Inc. (the "NASD"), and that you will maintain such registration and membership and abide by the Conduct Rules, the Constitution and Bylaws of the NASD and all other rules and regulations that are now or may become applicable to you and your activities hereunder.

         6. You represent and warrant that you are registered or qualified to act as a broker or dealer (or are exempt from being required to register and qualify as such) in the states or other jurisdictions where you transact business. You agree that you will maintain such registrations or qualifications in full force and effect throughout the terms of this Agreement (and if an exemption becomes no longer available, to immediately so qualify or register). You agree to comply with all applicable federal, state and local laws, including, without limiting the generality of the foregoing, the Securities Act of 1933 ("1933 Act"), the 1934 Act and the Act, and all the applicable rules or regulations thereunder. You agree to offer and sell Shares only in the states and other jurisdictions in which we have indicated that such offers and sales can be made in which you are qualified to so act. You further agree not to offer or sell Shares outside of the several states, territories and possessions of the United States.

         7. This Agreement is in all respects subject to Rule 2830 of the NASD Conduct Rules, which shall control any provisions to the contrary in this Agreement.

         8.  You agree:

         (a) To immediately send to us copies by fax of executed SDAs.

         (b) To purchase shares only from us or only from your customers.

         (c) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bona fide investment.

         (d) That you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the Fund. You shall, however, be permitted to sell shares for the account of your customer's record owners to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

         9. We shall not accept from you any conditional orders for shares. Delivery of certificates for shares purchased and book-entry recording on the books of the Fund for shares purchased (if certificates have not been requested) shall be made by the Fund only against receipt of the purchase price, subject to deduction for any discount reallowed to you and our portion of any sales charge applicable to such sale. Payment for the Fund shares by you shall be made on or before the settlement date specified in our confirmation at the office of our clearing agent or, at such time and place as you and we may agree form time to time. Payment for Fund shares shall be by check or wire payable to the order of Trust, which reserves the right to delay issuance or transfer of shares until such payment is available in investable Federal Funds. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the shares ordered back to the Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

         10. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and State securities laws, including any applicable requirements to deliver confirmations to your customers, and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus. Nothing herein contained however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any securities to waive compliance with any provision of the 1933 Act, the 1934 Act or the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the 1933 Act. We shall advise you as to the states or other jurisdictions in which shares of the Fund have been qualified for sale under, or are exempt from the requirements of the respective securities laws of such states and jurisdictions.

         11. From time to time during the term of this Agreement, and subject to the provisions of this Section 11, we shall make payments to you pursuant to the Plan in consideration, with respect to the B Shares of each Fund (or such other shares as may be sold subject to contingent deferred sales charges), of your furnishing distribution services hereunder and providing other services to shareholder accounts. We have no obligation to make any such payments and you waive the right to any such payment until we receive monies therefor from the

Fund. Any such payments made pursuant to this Section 11 shall be subject to the following terms and conditions:

         (a) Any such payments shall be in such amounts as we may from time to time advise you in writing but in any event not in excess of the amounts permitted by the Plan in effect with respect to a Fund. Any such payments shall be in addition to the selling concession, if any, allowed to you pursuant to this Agreement. Such payments shall include a maintenance fee in an amount equal to 0.25 of 1% per annum of the average daily net assets representing the B Shares of certain Funds attributable to your clients. Any such maintenance fee shall be paid to you solely for service to shareholder accounts.

         (b) The provisions of this Section 11 relate to the Plan. In accordance with Rule 12b-1, any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Section 11 shall provide the Trust's Board of Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes of which such expenditures were made.

         (c) The provisions of this Section 11 shall automatically terminate in the event of the assignment (as defined in the Act) of this Agreement, in the event the Plan terminates or is not continued or in the event this Agreement terminates or ceases to remain in effect. In addition, the provisions of this Section 11 may be terminated at any time, without penalty, by either party on not more than 60 days' nor less than 30 days' written notice delivered or mailed by registered mail, postage prepaid, to the other party.

         12. No person is authorized to make any representations concerning shares of a Fund except those contained in the Fund's then current prospectus and printed information issued by the Fund or by us as information supplemental to the prospectus. We shall supply you with prospectuses, reasonable quantities of supplemental sales literature and additional information as issued or as requested by you. You agree not to use other advertising or sales material relating to a Fund unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus, periodic reports and proxy solicitation materials are our sole responsibility and are not the responsibility of the Fund and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by us and you shall be held harmless from and against any cost or loss arising therefrom.

         13. In connection with your distribution of shares of a Fund, you shall conform to such written compliance standards as we may from time to time provide to you.

         14. This agreement shall terminate if we cease serving as principal underwriter of the Trust, and we shall provide you prior written notice of the date of any such termination. In addition, either party to this Agreement may cancel this agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed postpaid or delivered in a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time, any such amendment to be effective upon delivery to you, and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

         15. Both we and you hereby agree and represent that each of our information technology systems will be Year 2000 compliant in accordance with the Year 2000 compliance requirements of the SEC and the National Association of Securities Dealers ("NASD"). Each party shall notify the other if there is a material adverse change in the status of their informational technology systems or upon having a reasonable basis for believing that their informational technology systems will not be Year 2000 Compliant.

         "Year 2000 Compliant" or "Year 2000 Compliance" shall mean that the systems or software in question shall be able to accurately process date or date-related data, without creating any logical or mathematical inconsistencies, from, into and between the twentieth and twenty-first centuries, when used in accordance with the specifications set forth for such systems or software; provided, however, that neither party shall be responsible for any failure of its systems or software to be Year 2000 Compliant which is caused by or related to the interaction or interface of such systems or software with the systems or software of a third party which are not Year 2000 Compliant.

         16. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

     17. (a) You agree to indemnify the Trust, its Transfer Agent and us for any losses, claims, damages or expenses arising out of or in connection with any wrongful act or omission by you or your representatives not in accordance with this Agreement, provided that such losses, claims, damages or expenses were not caused by the indemnitees' willful misfeasance, bad faith or negligence.


              (b) We agree to indemnify you for any losses, claims, damages or expenses arising out of or in connection with any wrongful act or omission by us or our representatives not in accordance with this Agreement, provided that such losses, claims, damages or expenses were not caused by the indemnitees' willful misfeasance, bad faith or negligence.

              (c) The agreement of the parties in this Paragraph to indemnify each other is conditioned upon the party entitled to indemnification ("Indemnified Party") giving notice to the party required to provide indemnification ("Indemnifying Party") promptly after the summons or other first legal process for any claim as to which indemnity may be sought is served on the Indemnified Party. The Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from it, provided that counsel for the Indemnifying Party (which approval shall not unreasonably be withheld), shall conduct the defense of such claim or any litigation resulting from it, and that the Indemnified Party may participate in such defense at its expense. The failure of the Indemnified Party to give notice as provided in this paragraph (c) shall not relieve, the Indemnifying Party from any liability other than its indemnity obligation under this Paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

         18. The provisions of Sections 5, 6, 11, 15, and 17 shall survive any termination of this Agreement.


                                       Very truly yours,

                                       FORUM FUND SERVICES, LLC

                                       By:      /s/ Nanette K. Chern
                                           ---------------------------
                                                Nanette K. Chern
                                                Chief Compliance Officer

                                    EXHIBIT A

                         FORUM FINANCIAL SERVICES, INC.

                                     FORM OF

                            SELECTED DEALER AGREEMENT


                                   FORUM FUNDS



                            SELECTED DEALER AGREEMENT


Ladies and Gentlemen:

         We are the principal underwriter of Forum Funds ("Forum Funds") and distribute shares of certain of the separate investment portfolios of Forum Funds (each a "Fund" and collectively the "Funds") at their net asset value plus applicable sales charges pursuant to our Distribution Services Agreement with Forum Funds. We hereby invite you to participate as a principal in the distribution of shares of the Funds upon the following terms and conditions:

     1. You are to offer and sell shares of a Fund only at the public offering price which shall be currently in effect in accordance with the terms of the then current prospectus of the Fund. You agree to act only as principal in such transactions and shall not have authority to act as agent for the Fund, for us, or for any other dealer in any respect. All orders are subject to acceptance by us and become effective only upon confirmation by us.

     2. On each purchase of shares by you from us, the total sales charge and discount to selected dealers shall be as stated in the Fund's then current prospectus. Such sales charge and discount are subject to reductions under a variety of circumstances as described in the Fund's then current prospectus. To obtain these reductions, we must be notified when a sale takes place that would qualify for the reduced charge. There is no sales charge or discount to selected dealers on the reinvestment of dividends or distributions.

     3. As a selected dealer, you are hereby authorized (i) to place orders with the Fund for its shares to be resold by us to you subject to the applicable terms and conditions set forth in the Fund's then current prospectus governing the placement of orders by us and compensation and (ii) to tender shares directly to the Fund or its agent for redemption subject to the applicable terms and conditions set forth in the Fund's then current prospectus.

     4. Repurchases of shares will be made at the net asset value of such shares in accordance with the Fund's then current prospectus.

     5. Both parties represent that they are members in good standing of the National Association of Securities Dealers, Inc. and both parties agree to abide by the Rules of Fair Practice of this association. Both parties represent that they are qualified to act as a broker-dealer in the states or other jurisdictions where they transact business, and agree to maintain such registrations, qualifications and membership in good standing in full force and effect throughout the term of this Agreement. Our obligations under this Agreement are subject to all of the provisions of the Distribution Services Agreement between us and Forum Funds.

     6. This Agreement is in all respects subject to Rule 26 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc. which shall control any provisions to the contrary in this Agreement.

     7. You agree:

          (a)  To purchase shares only from us or only from your customers.

          (b) To purchase shares from us only for the purpose of covering purchase orders already received or for your own bona fide investment.

          (c) That you will not purchase any shares from your customers at prices lower than the redemption or repurchase prices then quoted by the Fund. You shall, however, be permitted to sell shares for the account of their record owners to the Fund at the repurchase prices currently established for such shares and may charge the owner a fair commission for handling the transaction.

          (d) That if any shares confirmed to you hereunder are redeemed or repurchased by the Fund within seven business days after such confirmation of your original order, you shall forthwith refund to us the full discount reallowed to you on such sales. We shall forthwith pay to the Fund both our share of the sales charge on the original sale and the refund from you as herein provided. We shall notify you of such redemption or repurchase within ten (10) days from the date of the redemption or repurchase. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

         8. We shall not accept from you any conditional orders for shares. Delivery of certificates for shares purchased and book-entry recording on the books of the Fund for shares purchased (if certificates have not been requested) shall be made by the Fund only against receipt of the purchase price, subject to deduction for the discount reallowed to you and our portion of the sales charge on such sale. Payment for the Fund shares by you shall be made on or before the settlement date specified in our confirmation at the office of our clearing agent or, at such time and place as you and we may agree from time to time. Payment for Fund shares shall be by check or wire payable to the order of Forum Funds, which reserves the right to delay issuance or transfer of shares until such payment is available in investable Federal Funds. If such payment is not received by us, we reserve the right, without notice, forthwith either to cancel the sale, or, at our option, to sell the shares ordered back to the Fund, and in either case, we may hold you responsible for any loss, including loss of profit, suffered by us or by the Fund resulting from your failure to make payment as aforesaid.

         9. You will not offer or sell any of the shares except under circumstances that will result in compliance with the applicable Federal and State securities laws, as well as with all undertakings made by any Fund with any state in connection with the sale of shares in such state to the extent such undertakings are communicated to you, including any applicable requirements to deliver confirmations to your customers, and in connection with sales and offers to sell shares you will furnish to each person to whom any such sale or offer is made, a copy of the Fund's then current prospectus and statement of additional information, if requested. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any securities to waive compliance with any provision of the Securities Act of 1933, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities Act of 1933. We shall advise you as to the states or other jurisdictions in which shares of the Fund have been qualified for sale under, or are exempt from the requirements of the respective securities laws of such states and jurisdictions and any undertakings made by any Fund with any state in connection with the sale of shares in such states.

         10. No person is authorized to make any representations concerning shares of a Fund except those contained in the Fund's then current prospectus and printed information issued by the Fund or by us as information supplemental to the prospectus. We shall supply you with prospectuses, reasonable quantities of supplemental sales literature and additional information as issued or as requested by you. You agree not to use other advertising or sales material relating to a Fund unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus, periodic reports and proxy solicitation materials are our sole responsibility and are not the responsibility of the Fund and you agree that the Fund shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith. You shall have no responsibility with regard to the accuracy or completeness of any of the printed information furnished by us and you shall be held harmless from and against any cost or loss arising therefrom.

     You agree to hold us harmless and indemnify the Funds and us in the event that you, or any of your sales representatives, violates any federal or state law, rule or regulation or any provision of this agreement which may result in any damage, liability or expense to the Funds or their trustees, or to us.

         11. Either party to this Agreement may cancel this agreement by giving written notice to the other. Such notice shall be deemed to have been given on the date on which it was either delivered personally to the other party or any officer or member thereof or was mailed postpaid or delivered in a telegraph office for transmission to the other party at his or its address as shown below. This Agreement may be amended by us at any time, any such amendment to be effective upon delivery to you, and your placing of an order after the effective date of any such amendment shall constitute your acceptance thereof.

         12. This Agreement shall be construed in accordance with the laws of the State of New York and shall be binding upon both parties hereto when signed by us and accepted by you in the space provided below.

         13. Any notice or communication to Forum shall be duly given if mailed, telegraphed, telecopied or hand delivered to Forum Financial Services, Inc. at the following address:

                                     Forum Financial Services, Inc.
                                     Attention:  Legal Department
                                     Two Portland Square
                                     Portland, Maine  04101


                                     Very truly yours,

                                     FORUM FINANCIAL SERVICES, INC.



                                     By: _________________________________
                                              John Y. Keffer
                                              President


Firm Name ____________________________________________________________________

Address   ____________________________________________________________________

City      ____________________________  State __________  Zip Code  __________


ACCEPTED BY (signature) ______________________________________________________

Name      _____________________________ Title ________________________________

Date      _____________________________